UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2012 (September 27, 2012)

Commission file number 000-04689

Pentair Ltd.

(Exact name of Registrant as specified in its charter)

Switzerland	98-1050812
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

Freier Platz 10, CH-8200 Schaffhausen, Switzerland

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 41-52-630-48-00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement.

Credit Agreement

The information included in Item 2.01 below under the heading “Financing Matters—Credit Facility” is incorporated by reference herein.

Tax Sharing Agreement

On September 28, 2012, Pentair Ltd. (f/k/a Tyco Flow Control International Ltd., hereinafter, “New Pentair”) entered into a Tax Sharing Agreement (the “Tax Sharing Agreement”) with Tyco International Ltd. (“Tyco”) and The ADT Corporation (“ADT”). A description of the Tax Sharing Agreement is included in Item 2.01 below and is incorporated by reference herein.

Amended and Restated Separation and Distribution Agreement

On September 27, 2012, New Pentair entered into an Amended and Restated Separation and Distribution Agreement (the “Separation Agreement”) with Tyco and ADT. A description of the Separation Agreement is included in Item 2.01 below and is incorporated by reference herein.

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

Merger and Spin-off

On September 28, 2012, New Pentair completed the transactions (the “Transactions”) contemplated by the (i) Merger Agreement (the “Merger Agreement”), dated as of March 27, 2012, among Tyco, New Pentair, Panthro Acquisition Co., a wholly-owned subsidiary of New Pentair (“AcquisitionCo”), Panthro Merger Sub, Inc., a wholly-owned subsidiary of AcquisitionCo (“Merger Sub”), and Pentair, Inc. (“Pentair”), as amended by Amendment No. 1 to the Merger Agreement (the “Merger Agreement Amendment”), dated as of July 25, 2012, among Tyco, New Pentair, AcquisitionCo, Merger Sub and Pentair and (ii) the Separation Agreement.

Pursuant to the provisions of the Separation Agreement, Tyco (i) engaged in an internal restructuring whereby it transferred to New Pentair certain assets related to the flow control business of Tyco, and New Pentair assumed from Tyco certain liabilities related to the flow control business of Tyco (the “Separation”) and (ii) on September 28, 2012 prior to the Merger, effected a spin-off of New Pentair to its shareholders through the pro-rata distribution of 100% of the outstanding common shares of New Pentair to Tyco’s shareholders in the form of a special dividend out of Tyco’s qualifying contributed surplus (the “Distribution”). At the time of the Distribution, each Tyco Shareholder received 0.239943 New Pentair shares for each Tyco share held as of the record date of the Distribution.

Immediately following the Distribution, and pursuant to the Merger Agreement, Merger Sub merged with and into Pentair (the “Merger”), with Pentair surviving as a wholly-owned subsidiary of New Pentair. At the effective time of the Merger, each outstanding Pentair common share was converted into the right to receive one New Pentair common share, resulting in former Pentair shareholders owning approximately 47.5% of New Pentair’s common shares and Tyco shareholders owning approximately 52.5% of New Pentair’s common shares, in each case on a fully-diluted basis using the treasury method under United States generally accepted accounting principles (excluding treasury shares). As a result of the Transactions, New Pentair had approximately 210 million shares outstanding immediately after the closing of the Merger.

Prior to the Distribution, New Pentair incurred indebtedness in an amount equal to $435 million such that, at the close of business on September 27, 2012, New Pentair had $275 million net indebtedness outstanding. The Separation Agreement provides for a post-closing adjustment that may result in Tyco or New Pentair making a cash payment to the other based on New Pentair working capital and net indebtedness on the close of business on September 27, 2012.

The Merger Agreement contains representations and warranties that the parties made to each other as of a specific date. The assertions embodied in the representations and warranties in the Merger Agreement were made solely for purposes of the Merger Agreement and the transactions and agreements contemplated thereby among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the United States federal securities laws or may not be intended as statements of fact, but rather as a way of allocating risk among the parties to the Merger Agreement. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.

The foregoing is only a summary of the Transactions and is qualified in its entirety by reference to the Merger Agreement, the Merger Agreement Amendment and the Separation Agreement filed as Exhibits 2.1, 2.2 and 2.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Tax Sharing Agreement

In connection with the completion of the Distribution, New Pentair entered into the Tax Sharing Agreement that governs the respective rights, responsibilities and obligations of Tyco, ADT and New Pentair after the Separation and Distribution with respect to tax liabilities and benefits, tax attributes, tax contests and other tax matters regarding income taxes, other taxes and related tax returns. Because certain New Pentair subsidiaries were members of one of Tyco’s U.S. consolidated groups, it has (and will continue to have) several liability with Tyco to the Internal Revenue Service (“IRS”) for the consolidated U.S. federal income taxes of such consolidated group relating to the taxable periods in which its subsidiaries were part of such consolidated group. The Tax Sharing Agreement provides that New Pentair, Tyco and ADT will share (i) certain pre-Distribution income tax liabilities that arise from adjustments made by tax authorities to New Pentair’s, Tyco’s and ADT’s U.S. income tax returns, and (ii) payments required to be made by Tyco with respect to a separate tax sharing agreement entered into by Tyco, Covidien Ltd. and TE Connectivity Ltd. (the “2007 Tax Sharing Agreement” and the liabilities in clauses (i) and (ii) collectively, “Shared Tax Liabilities”). Tyco is responsible for the first $500 million of Shared Tax Liabilities. New Pentair and ADT will share 42% and 58%, respectively, of the next $225 million of Shared Tax Liabilities. New Pentair, ADT and Tyco will share 20%, 27.5% and 52.5%, respectively, of Shared Tax Liabilities above $725 million.

In the event the Distribution, the pro-rata distribution of 100% of the outstanding common stock of ADT to Tyco’s shareholders in the form of a special dividend out of Tyco’s qualifying contributed surplus (the “ADT Distribution” and, together with the Distribution, the “Distributions”), or certain internal transactions undertaken in connection therewith were determined to be taxable as a result of actions taken after the Distributions by New Pentair, ADT or Tyco, the party responsible for such failure will be responsible for all taxes imposed on New Pentair, ADT or Tyco as a result thereof. Taxes resulting from the determination that the Distribution, the ADT Distribution, or any internal transaction that was intended to be tax-free, is taxable are referred to herein as “Distribution Taxes.” If such failure is not the result of actions taken after the Distributions by New Pentair, ADT or Tyco, then New Pentair, ADT and Tyco would be responsible for any Distribution Taxes imposed on New Pentair, ADT or Tyco as a result of such determination in the same manner and in the same proportions as the parties share Shared Tax Liabilities. ADT will have sole responsibility for any income tax liability arising as a result of Tyco’s acquisition of Brink’s Home Security Holdings, Inc. (“BHS”) in May 2010, including any liability of BHS under the tax sharing agreement between BHS and The Brink’s Company dated October 31, 2008 (collectively, the “BHS Tax Liabilities”). Costs and expenses associated with the management of Shared Tax Liabilities, Distribution Taxes and BHS Tax Liabilities will generally be shared 20% by New Pentair, 27.5% by ADT and 52.5% by Tyco. New Pentair is responsible for all of its own taxes that are not shared pursuant to the Tax Sharing Agreement’s sharing formulae. Tyco and ADT are responsible for their respective tax liabilities that are not subject to the Tax Sharing Agreement’s sharing formulae.

The Tax Sharing Agreement also provides that, if any party were to default in its obligation to another party to pay its share of the Distribution Taxes that arise as a result of no party’s fault, each non-defaulting party would be required to pay, equally with any other non-defaulting party, the amounts in default. In addition, if another party to the Tax Sharing Agreement that is responsible for all or a portion of an income tax liability were to default in its payment of such liability to a taxing authority, New Pentair could be legally liable under applicable tax law for such liabilities and required to make additional tax payments. Accordingly, under certain circumstances, New Pentair may be obligated to pay amounts in excess of its agreed-upon share of its, Tyco’s and ADT’s tax liabilities.

Each of New Pentair, Tyco and ADT have agreed to indemnify the other two parties against any amounts paid by such other parties pursuant to the Tax Sharing Agreement and with respect to which such paying parties are not responsible pursuant to the Tax Sharing Agreement. Though valid as between the parties, the Tax Sharing Agreement will not be binding on the IRS.

Under the Tax Sharing Agreement, there are restrictions on New Pentair’s ability to take actions that could cause the Distribution or certain internal transactions undertaken in anticipation of the Distribution to fail to qualify for favorable treatment under the Internal Revenue Code of 1986, as amended (the “Code”), including entering into, approving or allowing any transaction that results in a change in ownership of more than 35% of its common shares (when combined with any other changes in ownership of its shares), a redemption of equity securities, a sale or other disposition of more than 35% of its assets or engaging in certain internal transactions. These restrictions will apply for the two-year period after the Distribution, unless, for certain transactions, New Pentair obtains the consent of Tyco and ADT or it obtains a private letter ruling from the IRS or an unqualified opinion of a nationally recognized law firm that such action will not cause the Distribution or the internal transactions undertaken in anticipation of the Distribution to fail to qualify for favorable treatment under the Code, and such letter ruling or opinion, as the case may be, is acceptable to Tyco and ADT. Moreover, the Tax Sharing Agreement also provides that New Pentair is responsible for any taxes imposed on Tyco, ADT or any of their affiliates as a result of the failure of the Distribution or the internal transactions to qualify for favorable treatment under the Code if such failure is attributable to certain post-Distribution actions taken by or in respect of it, any of its affiliates or its shareholders, regardless of whether the actions occur more than two years after the Distribution, Tyco and ADT consent to such actions or it obtains a favorable letter ruling or opinion of tax counsel as described above. For example, New Pentair would be responsible for a third party’s acquisition of it at a time and in a manner that would cause such failure. These restrictions may prevent New Pentair from entering into transactions which might be advantageous to it or its shareholders.

The foregoing is only a summary of the Tax Sharing Agreement and is qualified in its entirety by reference to the Tax Sharing Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Financing Matters

Credit Facility

On September 21, 2012, Pentair entered into a new Credit Agreement (the “Credit Agreement”) providing for a revolving credit facility with initial maximum aggregate amount of availability of $1.45 billion. At the closing of the Merger, New Pentair became the guarantor under the Credit Agreement and Tyco Flow Control International S.A., a subsidiary of New Pentair that will be renamed Pentair Finance S.A. (“PFSA”), and certain other subsidiaries of New Pentair became affiliate borrowers under the Credit Agreement. A description of the Credit Agreement is contained in Pentair’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 24, 2012 and is incorporated by reference herein. PFSA intends to use borrowings under the Credit Agreement to loan sufficient funds to Pentair to repay borrowings under Pentair’s existing revolving credit facility, repay $60 million of intercompany obligations to Tyco and pay expenses in connection with the Merger and for general corporate purposes.

PFSA Senior Notes

On September 24, 2012, PFSA issued $350 million aggregate principal amount of its 1.875% Senior Notes due 2017 (the “2017 Notes”) and $550 million aggregate principal amount of its 3.150% Senior Notes due 2022 (the “2022 Notes” and, together with the 2017 Notes, the “Notes”) guaranteed by New Pentair. At such time, the net proceeds from the issuance of the Notes were placed into escrow pending the closing of the Transactions. Upon the closing of the Transactions, the net proceeds from the issuance of the Notes were released from escrow to PFSA, which used a portion of the net proceeds to loan sufficient funds to a subsidiary of PFSA to repay a $375 million intercompany note to Tyco.

The Notes are governed by an Indenture (the “Indenture”), dated as of September 24, 2012, among PFSA, as issuer, New Pentair, as guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First and Second Supplemental Indentures, each dated as of September 24, 2012, among PFSA, as issuer, New Pentair, as guarantor, Pentair and the Trustee (together, the “Supplemental Indentures”). New Pentair has unconditionally guaranteed the due and punctual payment of the principal of, premium, if any, and interest and Additional Amounts (as defined in the Indenture), if any, on the Notes. Interest on the Notes will be payable on March 15 and September 15 of each year, commencing on March 15, 2013, to the holders of record at the close of business on the March 1 and September 1 prior to each interest payment date. In certain circumstances, PFSA may be required to pay additional interest.

The Notes are redeemable solely at PFSA’s option at any time in the case of the 2017 Notes and before June 15, 2022 (three months prior to the maturity date of the 2022 Notes) in the case of the 2022 Notes at a redemption price equal to the greater of the principal amount of the Notes and a make-whole price, plus in each case, accrued and unpaid interest. PFSA may also redeem all, but not less than all, of a series of Notes in the event of certain tax changes affecting such notes. The 2022 Notes are redeemable on or after June 15, 2022 at a redemption price equal to the principal amount of the 2022 Notes, plus accrued and unpaid interest.

In connection with the sale of the Notes, PFSA and New Pentair entered into an Exchange and Registration Rights Agreement (the “Registration Rights Agreement”), dated September 24, 2012, with certain initial purchasers of the Notes. Under the Registration Rights Agreement, PFSA and New Pentair agree to: (i) use their commercially reasonable efforts to file with the SEC an exchange offer registration statement with respect to an exchange offer registered under the Securities Act of 1933, as amended, (the “Securities Act”) to exchange the Notes of each series for an issue of another series of notes (the “Exchange Notes”) that are identical in all material respects to the applicable series of Notes (except that the Exchange Notes will not contain transfer restrictions or any increase in annual interest rate) within 180 days after September 24, 2012, (ii) use their commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 365 days of September 24, 2012, (iii) commence the exchange offer promptly, but no later than 10 business days after the registration statement has become effective, (iv) hold the exchange offer open for not less than 20 business days and (v) complete the exchange offer no later than 30 business days after the commencement of the exchange offer. If the exchange offer is not consummated, then under certain circumstances and within specified time periods, PFSA and New Pentair are required to file a shelf registration statement covering resales of the Notes, use commercially reasonable efforts to cause a shelf registration statement to be declared effective and to keep the shelf registration statement effective until such time as the Notes cease to be registrable securities. Subject to certain limitations, PFSA will be required to pay the holders of the Notes special interest on the Notes if PFSA fails to register the Notes or consummate the exchange offer within, or to keep such registration statement effective during, specified time periods or if PFSA requires holders to refrain from disposing of their registrable securities for a period exceeding 60 days in the aggregate during any consecutive 12-month period.

The foregoing is only a summary of the terms of the Notes and is qualified in its entirety by reference to the Indenture, Supplemental Indentures and Registration Rights Agreement, which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Pentair Senior Notes

Pentair has given notice that it will redeem on October 24, 2012 $400 million of its fixed rate, senior unsecured notes and on October 25, 2012 $100 million of its floating rate, senior unsecured notes. PFSA intends to use a portion of the net proceeds from the Notes to loan sufficient funds to Pentair in order for Pentair to pay the redemption price for the fixed and floating rate notes. Pentair’s existing $500 million aggregate principal amount of 5.000% senior unsecured notes due 2021 remain outstanding.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included Item 2.01 above under the heading “Financing Matters” is incorporated by reference herein.

ITEM 3.03	Material Modification to Rights of Security Holders.

As a result of the consummation of the Merger, each outstanding Pentair common share was converted into the right to receive one newly issued New Pentair common share and the rights of the holders of Pentair common shares prior to the Merger were modified. The rights of holders of New Pentair common shares are governed by New Pentair’s Swiss articles of association and Swiss organizational regulations. New Pentair’s articles of association and organizational regulations are attached hereto as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. A description of the share capital of New Pentair, after giving effect to the Transactions, and the rights of holders of New Pentair common shares, is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 5.01	Changes in Control of Registrant

The information included in Item 2.01 above is incorporated by reference herein.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

Pursuant to the terms of the Merger Agreement, effective upon consummation of the Merger, the board of directors of Pentair prior to the Merger were elected as New Pentair’s board of directors, along with one designee selected by Tyco. T. Michael Glenn, David H. Y. Ho and Ronald L. Merriman have been elected as Class I directors, whose terms expire at the 2013 annual general meeting of shareholders; Leslie Abi-Karam, Glynis A. Bryan, Charles A. Haggerty and William T. Monahan have been elected as Class II directors, whose terms expire at the 2014 annual general meeting of shareholders; and Jerry W. Burris, Carol Anthony (John) Davidson, Randall J. Hogan and David A. Jones have been elected as Class III directors, whose terms expire at the 2015 annual general meeting of shareholders. Effective with his election to the board of directors, Mr. Hogan will serve as chairman of the board. The following is a biographical summary for each of the directors of New Pentair following the Merger (ages are as of March 31, 2012).

Terms Expiring at the 2013 Annual Meeting of Shareholders

T. Michael Glenn, director of Pentair since 2007, age 56. Since 1998, Mr. Glenn has been the Executive Vice President—Market Development and Corporate Communications of FedEx Corporation, a global provider of supply chain, transportation, business and related information services. From 1994 to 1998, Mr. Glenn was Senior Vice President—Marketing and Corporate Communications of FedEx Express. Mr. Glenn is also a director of Renasant Corporation, and was formerly a director of Deluxe Corporation from 2004 to 2006.

David H. Y. Ho, director of Pentair since 2007, age 52. Mr. Ho has been a private investor since he retired in 2008, but has significant executive experience with global technology companies. From 2007 to 2008, he served as the Chairman of the Greater China Region for Nokia Siemens Network, a joint venture between Finland-based Nokia Corporation, a multinational telecommunications company, and Germany-based Siemens AG. Prior thereto, Mr. Ho held numerous executive positions with Nokia subsidiaries, including Nokia China Investment Limited, the Chinese operating subsidiary of Nokia Corporation, where he served as President between 2004 and 2007 and Senior Vice President, Networks—Greater China, between 2001 and 2004. Between 1983 and 2001, Mr. Ho held various senior positions with Nortel Networks and Motorola Inc. in Canada and China. Mr. Ho is also a director of Owens-Illinois Inc. (since 2008), Triquint Semiconductor (since 2010), and Dong Fang Electric Corporation, a Chinese State Owned Enterprise (since 2009), and was a director of 3Com Corporation from December 2008 through April 2010.

Ronald L. Merriman, director of Pentair since 2004, age 67. Mr. Merriman serves as the Chair of the Audit Committee. He is the retired Vice Chair of KPMG, a global accounting and consulting firm, where he served from 1967 to 1997 in various positions, including as a member of the Executive Management Committee. He also served as Executive Vice President of Ambassador International, Inc., a publicly-traded travel services business, from 1997 to 1999; Executive Vice President of Carlson Wagonlit Travel, a global travel management firm, from 1999 to 2000; Managing Director of O’Melveny & Myers LLP, a global law firm, from 2000 to 2003; and Managing Director of Merriman Partners, a management advisory firm, from 2004 to 2010. He is also a director of Aircastle Limited, Realty Income Corporation and Haemonetics Corporation. Mr. Merriman also served as a director of Cardio Dynamics International from July 2003 to July 2005 and as a director of Corautus Genetics Inc. from April 2004 to May 2005.

Terms Expiring at the 2014 Annual Meeting of Shareholders

Leslie Abi-Karam, director of Pentair since 2008, age 53. Since 2008, Ms. Abi-Karam has been the Executive Vice President and President, Mailing Solutions Management of Pitney Bowes Inc., a global mailstream technology company. Between 2002 and 2008, Ms. Abi-Karam was the Executive Vice President and President, Document Messaging Technologies (DMT) of Pitney Bowes Inc. She is also responsible for all engineering, global supply chain and direct procurement operations, supplying products and sourcing for all commodity/spend management within Pitney Bowes worldwide. Between 2000 and 2002, Ms. Abi-Karam was President, Global Mail Creation and Mail Finishing, of Pitney Bowes Inc. She has been with Pitney Bowes since 1984 and has held various roles of increasing responsibility.

Glynis A. Bryan, director of Pentair since 2003, age 53. Ms. Bryan serves as the Chair of Pentair’s Governance Committee. Since 2007, Ms. Bryan has been the Chief Financial Officer of Insight Enterprises, Inc., a leading provider of information technology products and solutions to clients in North America, Europe, the Middle East and the Asia-Pacific region. Between 2005 and 2007, Ms. Bryan was the Executive Vice President and Chief Financial Officer of Swift Transportation Co., a holding company which operates the largest fleet of truckload carrier equipment in the United States. Between 2001 and 2005, Ms. Bryan was the Chief Financial Officer of APL Logistics, the supply-chain management arm of Singapore-based NOL Group, a logistics and global transportation business. Prior to joining APL, Ms. Bryan spent 16 years with Ryder System, Inc., a truck leasing company, where she held a series of progressively responsible positions in finance. In her last assignment, Ms. Bryan was Senior Vice President of Ryder Capital Services, where she led the development of the firm’s capital services business. In 1999 and 2000, Ms. Bryan served as Senior Vice President and Chief Financial Officer of Ryder Transportation Services.

Charles A. Haggerty, director of Pentair since 1994, age 70. Mr. Haggerty is currently Chief Executive Officer of LeConte Associates, LLC, a consulting and investment firm. Mr. Haggerty joined Western Digital Corporation, a maker of hard disc drives, in 1992, where he served as Chief Operating Officer until 1993, and as Chief Executive Officer and Chairman of the board from 1993 until he retired in 2000. From 1964 to 1992, Mr. Haggerty served in various positions at International Business Machines Corporation. Mr. Haggerty is also a director of Imation Corp., Deluxe Corporation and LSI Corp, and formerly served as a director at Beckman Coulter, Inc. until 2011.

William T. Monahan, director of Pentair since 2001, age 64. Mr. Monahan serves as Pentair’s Lead Director. In 2006, Mr. Monahan served as a director and the Interim Chief Executive Officer of Novelis, Inc., a global leader in aluminum rolled products and aluminum can recycling. From 1995 to 2004, Mr. Monahan was Chairman of the board of directors and Chief Executive Officer of Imation Corp., a manufacturer of magnetic and optical data storage media. Mr. Monahan is also a director of Hutchinson Technology, Inc., The Mosaic Company and Solutia Inc. and was a director of Novelis, Inc. from 2005 to 2007.

Terms Expiring at the 2015 Annual Meeting of Shareholders

Jerry W. Burris, director of Pentair since 2007, age 48. Mr. Burris has been President and Chief Executive Officer of Associated Materials, LLC, a manufacturer of professionally installed exterior building products, since September 2011. Between 2008 and 2011, he was President, Precision Components of Barnes Group Inc. From 2006 until 2008, Mr. Burris was the President of Barnes Industrial, a global precision components business within Barnes Group. Prior to joining Barnes Group, Mr. Burris worked at General Electric Company, a multinational technology and services conglomerate, where he served as president and chief executive officer of Advanced Materials Quartz and Ceramics in 2006. From 2003 to 2006, Mr. Burris was the general manager of global services for GE Healthcare. From 2001 to 2003, he led the integration of global supply chain sourcing for the Honeywell integration and served as the general manager of global sourcing for GE Industrial Systems. Mr. Burris first joined General Electric Company in 1986 in the GE Corporate Technical Sales and Marketing Program.

Carol Anthony (John) Davidson, age 56. From January 2004 until the Merger, Mr. Davidson was Senior Vice President, Controller and Chief Accounting Officer of Tyco International Ltd., a provider of diversified industrial products and services. Between November 1997 to January 2004, Mr. Davidson held a variety of leadership roles at Dell Inc., a computer and technology services company, including the positions of Vice President, Audit, Risk and Compliance, and Vice President, Corporate Controller. From April 1981 to November 1997, Mr. Davidson held a variety of accounting and financial leadership roles at Eastman Kodak Company, a provider of imaging technology products and services. Since December 2010, Mr. Davidson has also been a director of DaVita, Inc., a provider of kidney dialysis services. Mr. Davidson is a member of the Board of Trustees of the Financial Accounting Foundation which oversees financial accounting and reporting standards setting processes for the United States, including oversight of the Financial Accounting Standards Board (FASB). Mr. Davidson is a CPA with more than 30 years of leadership experience across multiple industries and brings a strong track record of building and leading global teams and implementing governance and controls processes.

Randall J. Hogan, director of Pentair since 1999, age 56. Since January 1, 2001, Mr. Hogan has been Pentair’s Chief Executive Officer. Mr. Hogan became Chairman of Pentair’s board of directors on May 1, 2002. From December 1999 through December 2000, Mr. Hogan was Pentair’s President and Chief Operating Officer. From March 1998 to December 1999, he was Executive Vice President and President of Pentair’s Electrical and Electronic Enclosures Group. From 1995 to 1997, he was President of the Carrier Transicold Division of United Technologies Corporation. From 1994 until 1995, he was Vice President and General Manager of Pratt & Whitney Industrial Turbines. From 1988 until 1994, he held various executive positions at General Electric Company. From 1981 until 1987, he was a consultant at McKinsey & Company. Mr. Hogan is also a director of Covidien plc. Mr. Hogan also served as a director of Unisys Corporation from 2004 to 2006.

David A. Jones, director of Pentair since 2003, age 62. Mr. Jones serves as the Chair of Pentair’s Compensation Committee. Since 2008, Mr. Jones has been Senior Advisor to Oak Hill Capital Partners, a private equity firm. In April 2010, Mr. Jones was appointed to the board of directors of Dave & Buster’s Holdings, Inc., an owner and operator of high-volume restaurant/entertainment venues, and to the board of directors as the lead director of The Hillman Group, Inc., a distributor of fasteners, key duplication systems, engraved tags and related hardware items and in 2012, Mr. Jones was appointed to the Board of Directors of Earth Force, Inc., one of the largest natural food retailers in the U.S., all of which are privately owned by Oak Hill Capital Partners. Between 1996 and 2007, Mr. Jones was Chairman and Chief Executive Officer of Spectrum Brands, Inc. (formerly Rayovac Corporation), a global consumer products company with major businesses in batteries, lighting, shaving/grooming, personal care, lawn and garden, household insecticide and pet supply product categories. From 1996 to April 1998, he also served Rayovac as President. After Mr. Jones was no longer an executive officer of Spectrum Brands, it filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in March 2009 and exited from bankruptcy proceedings in August 2009. From 1995 to 1996, Mr. Jones was Chief Operating Officer, Chief Executive Officer, and Chairman of the board of directors of Thermoscan, Inc. From 1989 to 1994, he served as President and Chief Executive Officer of The Regina Company. Mr. Jones also served as a director of Simmons Bedding Company from 2000 to 2010, as a director of Spectrum Brands from 1996 to 2007, and as a director of Tyson Foods, Inc. from 1999 to 2005.

The compensation committee of the board of directors is comprised of Mr. Jones, as chair, Ms. Bryan, Mr. Glenn and Mr. Monahan; the audit and finance committee of the board of directors is comprised of Mr. Merriman, as chair, Ms. Abi-Karam, Mr. Burris, Mr. Davidson, Mr. Haggerty and Mr. Ho; and the governance committee of the board of directors is comprised of Ms. Bryan as chair, Mr. Glenn, Mr. Jones and Mr. Monahan.

Appointment of Officers

Pursuant to the terms of the Merger Agreement, effective upon consummation of the Merger, the executive officers of Pentair prior to the Merger were appointed as the executive officers of New Pentair immediately following the Merger. The following is a biographical summary for each of the executive officers of New Pentair following the Merger (all ages are as of March 31, 2012).

Randall J. Hogan—Mr. Hogan, age 56, will serve as New Pentair’s Chief Executive Officer and will serve as Chairman of the board of directors of New Pentair. Mr. Hogan currently serves as the Chief Executive Officer of Pentair and Chairman of Pentair’s board of directors, positions he has held since January 2001 and May 1, 2002, respectively. From December 1999 to December 2000, Mr. Hogan was President and Chief Operating Officer of Pentair and from March 1998 to December 1999 he served as Executive Vice President and President of Pentair’s Electrical and Electronic Enclosures Group. Prior to joining Pentair, Mr. Hogan was President of United Technologies Carrier Transicold from 1995 to 1997; Vice President and General Manager of Pratt & Whitney Industrial Turbines from 1994 to 1995; he held various executive positions at General Electric from 1988 to 1994; and was a consultant for McKinsey & Company from 1981 to 1987.

Michael V. Schrock—Mr. Schrock, age 59, will serve as New Pentair’s President and Chief Operating Officer. Mr. Schrock currently serves as President and Chief Operating Officer of Pentair, a position he has held since September 2006. Mr. Schrock also served as President and Chief Operating Officer of Filtration and Technical Products from October 2005 to September 2006; President and Chief Operating Officer of Enclosures, from October 2001 to September 2005; President, Pentair Water Technologies—Americas from January 2001 to October 2001; President, Pentair Pump and Pool Group, from August 2000 to January 2001; President, Pentair Pump Group from January 1999 to August 2000; and Vice President and General Manager, Aurora, Fairbanks Morse and Pentair Pump Group International from March 1998 to December 1998. Prior to joining Pentair, Mr. Schrock served as Divisional Vice President and General Manager of Honeywell Inc. from 1994 to 1998.

John L. Stauch—Mr. Stauch, age 47, will serve as New Pentair’s Executive Vice President and Chief Financial Officer. Mr. Stauch currently serves as Executive Vice President and Chief Financial Officer of Pentair, a position he has held since February 2007. Prior to joining Pentair, Mr. Stauch served as Chief Financial Officer of the Automation and Control Systems unit of Honeywell International Inc. from July 2005 to February 2007; Vice President, Finance and Chief Financial Officer of the Sensing and Controls unit of Honeywell International Inc. from January 2004 to July 2005; Vice President, Finance and Chief Financial Officer of the Automation & Control Products unit of Honeywell International Inc. from July 2002 to January 2004; Chief Financial Officer and IT Director of PerkinElmer Optoelectronics, a unit of PerkinElmer, Inc. from April 2000 to April 2002; and held various executive, investor relations and managerial finance positions with Honeywell International Inc. and its predecessor AlliedSignal Inc. from 1994 to 2000.

Frederick S. Koury—Mr. Koury, age 51, will serve as New Pentair’s Senior Vice President, Human Resources. Mr. Koury currently serves as Senior Vice President, Human Resources of Pentair, a position he has held since August 2003. Prior to joining Pentair, Mr. Koury served as Vice President of Human Resources at Limited Brands from September 2000 to August 2003 and held various executive positions at PepsiCo, Inc. from June 1985 to September 2000.

Angela D. Lageson—Ms. Lageson, age 43, will serve as New Pentair’s Senior Vice President, General Counsel and Secretary. Ms. Lageson currently serves as Senior Vice President, General Counsel and Secretary of Pentair, a position she has held since February 2010. From November 2002 to February 2010, Ms. Lageson served as Assistant General Counsel of Pentair. Prior to joining Pentair, Ms. Lageson was a Shareholder and Officer of the law firm of Henson & Efron, P.A. from January 2000 to 2002 and was an Associate Attorney in the law firm of Henson & Efron, P.A. from October 1996 to January 2000 and in the law firm of Felhaber Larson Fenlon & Vogt, P.A. from 1992 to 1996.

Michael G. Meyer—Mr. Meyer, age 53, will serve as New Pentair’s Vice President, Treasurer. Mr. Meyer currently serves as Vice President of Treasury and Tax for Pentair, a position he has held since April 2004. At Pentair, Mr. Meyer also served as Treasurer from January 2002 to March 2004 and Assistant Treasurer from September 1994 to December 2001. Prior to joining Pentair, Mr. Meyer held various executive positions with Federal-Hoffman, Inc. (a former subsidiary of Pentair) from August 1985 to August 1994.

Mark C. Borin—Mr. Borin, age 45, will serve as New Pentair’s Corporate Controller and Chief Accounting Officer. Mr. Borin currently serves as Corporate Controller and Chief Accounting Officer of Pentair, a position he has held since March 2008. Prior to joining Pentair, Mr. Borin was a Partner in the audit practice of the public accounting firm KPMG LLP from June 2000 to March 2008 and held various positions in the audit practice of KPMG LLP from September 1989 to June 2000.

Resignation of Officers

Pursuant to the terms of the Merger Agreement, each officer of New Pentair prior to the Merger resigned his or her respective office effective upon consummation of the Merger.

Compensation of New Pentair Executive Officers

Information concerning the compensation of the New Pentair executive officers can be found in Pentair’s proxy statement for its 2012 annual meeting of shareholders filed with the SEC on March 9, 2012 under the caption “Executive Compensation” and Pentair’s definitive proxy statement/prospectus for its special meeting of shareholders relating to the Merger filed with the SEC on August 3, 2012 under the caption “Interest of Certain Persons in the Merger” and is incorporated by reference herein. New Pentair will file a Current Report on Form 8-K by October 4, 2012 disclosing additional information regarding New Pentair executive compensation arrangements and plans.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

New Pentair Organizational Documents

The information included in Item 3.03 above is incorporated by reference herein.

ITEM 8.01	Other Events.

Successor Issuer

In connection with the Merger and by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), New Pentair is the successor issuer to Pentair and has succeeded to the attributes of Pentair as the registrant, including Pentair’s commission file number. New Pentair common shares are deemed to be registered under Section 12(b) of the Exchange Act, and New Pentair is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and will hereafter file reports and other information with the SEC using Pentair’s commission file number (000-04689). New Pentair hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

New Pentair’s common shares are listed on New York Stock Exchange and trade under the symbol “PNR”

Share Repurchase Plan

Prior to the consummation of the Transactions, the board of directors of New Pentair, and Tyco as the sole shareholder, authorized the repurchase of New Pentair common shares with a maximum aggregate value of $400 million following the consummation of the Transactions. New Pentair will effect the share repurchases pursuant to a share repurchase plan established in accordance with Rule 10b5-1 of the Exchange Act. A Rule 10b5-1 plan allows a company to repurchase its shares at times when it otherwise might be unable to do so because it was aware of material nonpublic information regarding the company. The repurchased shares may either be held as treasury shares for any future use as the board of directors of New Pentair may deem appropriate or be cancelled.

Dividends

Prior to the consummation of the Transactions, the board of directors of New Pentair proposed, and Tyco as the sole shareholder authorized, New Pentair to pay quarterly cash dividends through the first annual general meeting of New Pentair shareholders in 2013, at which time New Pentair intends to submit to its shareholders for approval a proposal concerning the payment of future dividends. The authorization provides that a dividend of $0.68 per share will be made out of New Pentair’s “contributed surplus” equity position in its statutory accounts to its shareholders in three quarterly installments of $0.22 on November 9, 2012 to shareholders of record on October 26, 2012, $0.23 on February 8, 2013 to shareholders of record on January 25, 2013, and $0.23 on May 10, 2013 to shareholders of record on April 26, 2013. The deduction to New Pentair’s contributed surplus in its statutory accounts, which is required to be made in Swiss Francs, will be determined based on the aggregate amount of the dividend and will be calculated based on the U.S. Dollar/Swiss Franc exchange rate in effect on September 14, 2012. The U.S. Dollar amount of the dividend will be capped at an amount such that the aggregate reduction to New Pentair’s contributed surplus will not exceed 240 million Swiss Francs. To the extent that a dividend payment would exceed the cap, the U.S. Dollar per share amount of the current or future dividends will be reduced on a pro rata basis so that the aggregate amount of all dividends paid does not exceed the cap. In addition, the aggregate reduction in contributed surplus will be increased for any shares issued, and decreased for any shares acquired, after September 14, 2012 and before the record date for the applicable dividend payment. No dividends will be paid on New Pentair treasury shares.

Section 16 Reporting

As previously disclosed, at the effective time of the Merger, each Pentair common share was automatically converted into and became the right to receive one New Pentair common share. As a result, each director and officer (for purposes of Section 16 of the Exchange Act) of New Pentair is required to file a Form 4 evidencing the disposition of Pentair common shares, a Form 3 evidencing his or her status as a new director or officer of New Pentair and a Form 4 evidencing his or her acquisition of the same number of New Pentair common shares. No shares were sold into or purchased from the market in connection with the dispositions and acquisitions reflected on these Form 4s.

ITEM 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The following financial statements are included as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated by reference herein:

•

audited Combined Financial Statements of Tyco Flow Control International Ltd. and the flow control business of Tyco International Ltd. for the fiscal years ended September 30, 2011, September 24, 2010 and September 25, 2009 and the independent registered public accounting firm’s report related thereto;

•	unaudited Combined Financial Statements of Tyco Flow Control International Ltd. and the flow control business of Tyco International Ltd. for the nine months ended June 29, 2012 and June 24, 2011;

•

audited Consolidated Financial Statements of Pentair, Inc. and Subsidiaries for the fiscal years ended December 31, 2011, December 31, 2010 and December 31, 2009 and the independent registered public accounting firm’s report related thereto; and

•	unaudited Condensed Consolidated Financial Statements of Pentair, Inc. and Subsidiaries for the three and six months ended June 30, 2012 and July 2, 2011.

Effective September 14, 2012, Tyco Flow Control International Ltd. changed its corporate name to Pentair Ltd. Such change, however, is not reflected in the notes to the financial statements filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

(b)	Pro Forma Financial Information

The unaudited pro forma financial statements required by Section 9.01(b) of Form 8-K and Article 11 of Regulation S-X are included as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

The exhibits listed in the accompanying Exhibit Index are being filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on September 28, 2012.

PENTAIR LTD. Registrant

By:	/s/ Angela D. Lageson
Angela D. Lageson Senior Vice President, General Counsel and Secretary

PENTAIR LTD.

Exhibit Index to Current Report on Form 8-K

Dated September 28, 2012

Exhibit Number	Description

2.1	Merger Agreement, dated as of March 27, 2012, among Tyco International Ltd., Pentair Ltd. (formerly Tyco Flow Control International Ltd.), Panthro Acquisition Co., Panthro Merger Sub, Inc. and Pentair, Inc. (incorporated herein by reference to Exhibit 2.1 in the Current Report on Form 8-K (File No. 000-04689) of Pentair, Inc. filed with the Commission on March 30, 2012)

2.2	Amendment No. 1, dated as of July 25, 2012, to the Merger Agreement, dated as of March 27, 2012, among Tyco International Ltd., Pentair Ltd. (formerly Tyco Flow Control International Ltd.), Panthro Acquisition Co., Panthro Merger Sub, Inc. and Pentair, Inc. (incorporated herein by reference to Exhibit 2.1 in the Current Report on Form 8-K (File No. 000-04689) of Pentair, Inc. filed with the Commission on July 31, 2012)

2.3	Amended and Restated Separation and Distribution Agreement, dated September 27, 2012 among Tyco International Ltd., Pentair Ltd. and The ADT Corporation

3.1	Amended and Restated Articles of Association of Pentair Ltd.

3.2	Organizational Regulations of Pentair Ltd.

4.1	Indenture, dated as of September 24, 2012, among Tyco Flow Control International Finance S.A. (as Issuer), Pentair Ltd. (as Guarantor) and Wells Fargo Bank, National Association (as Trustee)

4.2	First Supplemental Indenture, dated as of September 24, 2012, among Tyco Flow Control International Finance S.A. (as Issuer), Pentair Ltd. (as Guarantor), Pentair, Inc. and Wells Fargo Bank, National Association (as Trustee)

4.3	Second Supplemental Indenture, dated as of September 24, 2012, among Tyco Flow Control International Finance S.A. (as Issuer), Pentair Ltd. (as Guarantor), Pentair, Inc. and Wells Fargo Bank, National Association (as Trustee)

4.4	Exchange and Registration Rights Agreement, among Tyco Flow Control International Finance S.A., Pentair Ltd., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc. (as representatives of the several Purchasers), dated as of September 24, 2012.

10.1	Tax Sharing Agreement, dated September 28, 2012 by and among Pentair Ltd., Tyco International Ltd. and The ADT Corporation

99.1	Description of Pentair Ltd. Capital Stock

99.2	Audited Combined Financial Statements of Tyco Flow Control International Ltd. and the flow control business of Tyco International Ltd. for the fiscal years ended September 30, 2011, September 24, 2010 and September 25, 2009 and the independent registered public accounting firm’s report related thereto; unaudited Combined Financial Statements of Tyco Flow Control International Ltd. and the flow control business of Tyco International Ltd. for the nine months ended June 29, 2012 and June 24, 2011; audited Consolidated Financial Statements of Pentair, Inc. and Subsidiaries for the fiscal years ended December 31, 2011, December 31, 2010 and December 31, 2009 and the independent registered public accounting firm’s report related thereto; and unaudited Condensed Consolidated Financial Statements of Pentair, Inc. and Subsidiaries for the three and six months ended June 30, 2012 and July 2, 2011

99.3	Unaudited Pro Forma Condensed Combined Financial Statements